Exhibit 23(j) under Form N-1A
                                               Exhibit 23 under Item 601/Reg.S-K

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

     As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 16 to Form N-1A Registration Statement (File No. 33-37993) of Newpoint Funds of our report dated January 15, 1999, on the financial statements as of November 30, 1998, of Newpoint Government Money Market Fund and Newpoint Equity Fund (the two portfolios comprising Newpoint Funds), included in or made part of this Registration Statement.

                               ARTHUR ANDERSEN LLP

Boston, Massachusetts
January 26, 1999